Exhibit 99.1

BLADE ACQUIRES EXCLUSIVE RIGHTS TO HELIJET’S SCHEDULED PASSENGER BUSINESS IN CANADA; FLIGHTS WILL CONTINUE TO UTILIZE HELIJET OWNED AND OPERATED AIRCRAFT

•	Acquisition brings Helijet’s scheduled air mobility business, which generated approximately US$15 million in revenues flying approximately 100,000 passengers in 2019, to Blade.

•	Consistent with its asset-light model, Blade will exclusively utilize helicopters owned and operated by Helijet for scheduled service in Canada and the U.S. Pacific Northwest, while preparing for the integration and transition to Electric Vertical Aircraft (“EVA”).

•	Routes are between Vancouver, Victoria and Nanaimo, where Blade will invest in Helijet’s heliport terminal infrastructure; flights range from 20 to 40 minutes.

New York, NY and Vancouver, BC, Canada (December 2, 2021) – Blade Air Mobility, Inc. (Nasdaq: BLDE, “Blade” or the “Company”), a technology-powered global air mobility platform, today announced that it has entered into an agreement (the “Agreement”) through its wholly owned subsidiaries Blade Urban Air Mobility, Inc. and Blade Urban Air Mobility (Canada), Inc., with Helijet International, Inc. (“Helijet”), North America’s largest scheduled helicopter airline, and Pacific Heliport Services, Ltd. (“PHS”), a wholly owned subsidiary of Helijet, which operates and manages heliport infrastructure in Vancouver, Victoria and Nanaimo, British Columbia.

Blade has acquired exclusive rights to offer scheduled helicopter flights operated by Helijet and to utilize passenger terminals at heliports controlled by PHS. This acquisition is consistent with Blade’s asset-light model, where the Company organically creates, or in this case purchases, valuable routes on which by-the-seat helicopter services have a strong value proposition compared to cars and other forms of transport, and contracts with incumbent aircraft operators to fly on its behalf.

Helijet is currently operating at an annualized run-rate of about 50% of its pre-pandemic revenues of approximately US$15 million. However, traffic is recovering quickly as Canada continues its pandemic re-opening.

“The addition of Helijet’s scheduled passenger business will make Blade the largest Urban Air Mobility service in North America,” said Rob Wiesenthal, Chief Executive Officer of Blade. “Helijet, which has safely flown more than 2.5 million passengers over three decades of flying in Canada, will continue to own and operate all Blade-designated aircraft in Canada and the U.S. Pacific Northwest.”

“Blade and Helijet are partnering to ensure our combined leadership in the early adoption of EVA on existing routes in British Columbia, as well as on the new services Blade may launch in the future,” said Danny Sitnam, President of Helijet. “EVA technologies are going to change aviation in the same way that the jet engine revolutionized air travel 60 years ago. EVA will make Urban Air Mobility more efficient, more sustainable and more affordable. In Blade, we have found a unique partner that shares our commitment to customer service and experience, safety and innovation.”

“This acquisition is a perfect fit with Blade’s mission to eliminate travel friction around the world,” added Melissa Tomkiel, President of Blade. “In 2019, over 2 million people traveled between key Helijet destinations using ground and ferry transportation, which can take more than three hours longer than Helijet flights. Our transition to lower-cost, quiet and emission-free EVA should only serve to increase the number of passengers that travel between these locations by air and the value proposition to our fliers.”

“The transaction gives Blade access to passenger terminals at conveniently located heliports in Vancouver, Victoria and Nanaimo. This infrastructure is essential to offer Urban Air Mobility solutions at scale,” noted Will Heyburn, Chief Financial Officer of Blade. “Blade intends to make investments in electric charging infrastructure at each location in order to support the future introduction of EVA, while continuing to grow our offering of affordable flights using conventional helicopters today.”

Transaction Highlights:

•	Blade to pay Helijet a purchase price of US$12 million to secure exclusive rights to Helijet’s scheduled passenger business and utilize heliport terminals at PHS managed and operated heliports.

•	Helijet to exclusively operate Blade flights on existing and jointly developed routes in Canada and the U.S. Pacific Northwest, including cross-border flight services.

•	Blade and Helijet will expand Canadian and U.S. Pacific Northwest infrastructure appropriate for current generation rotorcraft and forthcoming EVA.

•	The Agreement has an initial term through 2026 and will be automatically renewed for successive two-year periods.

Advisors

Dentons Canada LLP, led by partner Robert Quon in Vancouver, and White & Case LLP, led by partner Bill Parish in Houston, acted as legal advisors to Blade. Michael Dyment of NEXA Capital Partners, a Washington, D.C.-based investment and strategic advisory services company with expertise in the commercial and business aviation sector, acted as strategic advisor to Helijet, and McMillan LLP, led by partner Joanna Dawson in Vancouver, acted as legal advisor to Helijet.

About Blade

Blade is a technology-powered, global air mobility platform committed to reducing travel friction by providing cost-effective air transportation alternatives to some of the most congested ground routes in the U.S. and abroad. Today, the Company predominantly uses helicopters and amphibious aircraft for its passenger routes and is also one of the largest air medical transporters of human organs for transplant in the world. Its asset-light model, coupled with its exclusive passenger terminal infrastructure, is designed to facilitate a seamless transition to EVA, enabling lower cost air mobility to the public that is both quiet and emission-free.

For more information, visit ir.blade.com.

About Helijet

Helijet is a British Columbia-based aviation solutions company that operates North America’s largest scheduled helicopter airline, carrying well over 2.5 million passengers over the past 34 years. In addition to its scheduled helicopter services, Helijet is the major air service provider of dedicated medically equipped helicopters to British Columbia Emergency Health Services. Helijet also provides exclusive-use helicopters and business turbojet services to leisure, public service and energy companies throughout the West Coast of British Columbia and North America. For more information, visit www.helijet.com.

About PHS

PHS is Canada’s largest manager and operator of public and private-use certified heliports. For more information, visit www.pacificheliportservices.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and may be identified by the use of words such as “anticipate”, “believe”, “could”, “continue”, “expect”, “estimate”, “may”, “plan”, “outlook”, “future”, “intend”, “will”, “should” and “project” and other similar expressions and the negatives of those terms. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to Blade’s future prospects, developments and business strategies. In particular, such forward-looking statements include statements concerning the benefits of the transaction involving Blade and Helijet, including future financial and operating results, the companies’ plans, objectives, expectations and intentions. These statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Blade’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include: the ability to successfully integrate Blade and Helijet operations and employees; the ability to realize anticipated benefits and synergies of the transaction; the potential impact of the announcement of the transaction or consummation of the transaction on relationships, including with employees, customers and competitors; the ability to achieve performance targets; loss of our customers; decreases in our existing market share; effects of competition; effects of pricing pressure; the inability of our customers to pay for our services; the loss of key members of our management team; changes in our regulatory environment, including aviation law, FAA regulations, and Transport Canada regulations; the inability to implement information systems or expand our workforce; changes in our industry; heightened enforcement activity by government agencies; interruptions or security breaches of our information technology systems; the expansion of privacy and security laws; our ability to expand our infrastructure network; our ability to identify, complete and successfully integrate future acquisitions; our ability to remediate any material weaknesses or maintain effective internal controls over financial reporting; the ability to continue to meet applicable listing standards; costs related to our business combination; the possibility that we may be adversely affected by other political, economic, business and/or competitive factors; the impact of COVID-19 and its related effects on our results of operations, financial performance or other financial metrics; the inability or unavailability to use or take advantage of the shift, or lack thereof, to EVA technology; pending or potential litigation; and other factors beyond our control. Additional factors can be found in our Quarterly Report on Form 10-Q and in our other filings with the U.S. Securities and Exchange Commission (“SEC”). New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Blade undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.

Press Contacts

For Media Relations

Phil Denning / Nora Flaherty

BladeMediaRelations@icrinc.com

Investor Relations

Mike Callahan / Tom Cook

BladeIR@icrinc.com

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